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                                                                     EAB Systems

27 June 2008
Via Email and Courier

WealthCraft Systems Limited
Unit A, 9/F On Hing Building,
On Hing Terrace, Central, Hong Kong

Attention: Mr. Kelly J. Tallas


Dear Kelly,

Purported termination of Agreement.

We refer to the Agreement dated 15 February 2008 between EAB Systems (Australia) Limited, Wealthcraft Systems Limited and Kelly J. Tallas.

We note that you say that this agreement has been terminated by way of your e-mail of 20 June 2008 and subsequent letter of 20 June, 2008 received 1.41pm on 25 June 2008.

Please be clearly advised that EAB Systems (Australia) Limited does not accept both your personal and Wealthcraft's purported termination of the agreement.

We refer you to Clause 3.1 of the Agreement which places the obligation to raise capital on Wealthcraft Systems Limited. Its failure to raise capital is not a ground for termination of the agreement.

We also note that, under the Agreement, you personally have an obligation to use reasonable endeavours to sign the employment agreements referred to in Clause 4, and we can see no evidence of you having done so.

Wealthcraft Systems Limited has published a misleading announcement on the OTCBB and EAB Systems (Australia) Limited demands that this announcement be retracted immediately, or alternatively the market be immediately notified that EAB Systems (Australia) Limited disputes Wealthcraft Systems Limited and Kelly's right to terminate the agreement and has reserved its rights.

Accordingly, EAB Systems (Australia) Limited advises Wealthcraft Systems Limited and you personally that both Wealthcraft Systems Limited and you are in breach of the Agreement and, as a consequence, EAB Systems (Australia) Limited reserves its rights.

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Unless Wealthcraft Systems Limited and you personally both confirm that the purported notice of termination is withdrawn within 7 days, then EAB Systems (Australia) Limited will have no alternative but to take steps to protect its legal rights, which may include seeking specific performance of the Agreement.

We expect you and Wealthcraft Systems Limited to honour this Agreement. Otherwise, EAB Systems (Australia) Limited reserves its rights generally in regard to this failure to perform under this Agreement.


Yours faithfully
EAB Systems (Australia) Limited


Douglas Wong
Managing Director
___________________________________
EAB Systems (Australia) Ltd

Suite 2, Level 4,
88 Jephson Street,
Toowong QLD 4066, Australia

2401-2 & 9,
AIA Tower,
183 Electric Road,
North Point, Hong Kong
____________________________________
Tel: 25766000
Fax: 25766828
Direct: 28350029

Email: douglas.wong@eabsystems.com
Web : www.eabsystems.com


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EAB Systems (Australia) Limited
2401-2 & 9 AIA Tower, 183 Electric Road, North Point, Hong Kong
Telephone: (852) 2576 6000 | Fax: (852) 2576 6828